EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER OF BLUEBIRD EXPLORATION COMPANY

In connection with the accompanying Quarterly Report on Form 10-Q, as amended, of Bluebird Exploration Company for the quarter ended June 30, 2008, the undersigned, Mark Fingarson, President and Chief Executive Officer, and principal financial officer, of Bluebird Exploration Company, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Bluebird Exploration Company

Date: December 1, 2008	/s/ Mark Fingarson
Mark Fingarson
President and Chief Executive Officer, and principal financial officer